                                                                    EXHIBIT 10.1










                           PURCHASE AND SALE AGREEMENT

                                     between

                             III Exploration Company

                                       and

                             Petroglyph Energy, Inc.

                                December 28, 1999

                                TABLE OF CONTENTS


                                                                                           PAGE
                                                                                           ----
ARTICLE I    Definitions and References......................................................1
         Section 1.1.  Certain Defined Terms.................................................1
         Section 1.2.  References, Titles and Construction...................................2

ARTICLE II   Property to be Sold and Purchased...............................................3

ARTICLE III  Purchase Price..................................................................4

ARTICLE IV   Representations and Warranties of Seller........................................4
         Section 4.1.  Organization and Existence............................................4
         Section 4.2.  Power and Authority...................................................4
         Section 4.3.  Valid and Binding Agreement...........................................4
         Section 4.4.  Non-Contravention.....................................................5
         Section 4.5.  Approvals.............................................................5
         Section 4.6.  Pending Litigation....................................................5
         Section 4.7.  Basic Documents.......................................................5
         Section 4.8.  Commitments, Abandonments or Proposals................................6
         Section 4.9.  Production Sales Contracts............................................6
         Section 4.10. Area of Mutual Interest and Other Agreements; Tax Partnerships........6
         Section 4.11. Payment of Expenses...................................................6
         Section 4.12. Investment Intent.....................................................7
         Section 4.13. Investor Sophistication...............................................7

ARTICLE V    Representations and Warranties of Buyer.........................................7
         Section 5.1.  Organization and Existence............................................7
         Section 5.2.  Power and Authority...................................................7
         Section 5.3.  Valid and Binding Agreement...........................................8
         Section 5.4.  Non-Contravention.....................................................8
         Section 5.5.  Approvals.............................................................8
         Section 5.6.  Pending Litigation....................................................8
         Section 5.7.  Capitalization of the Company.........................................9

ARTICLE VI   Certain Covenants of Seller Pending Closing.....................................9
         Section 6.1.  Access to Files.......................................................9
         Section 6.2.  Conduct of Operations.................................................9
         Section 6.3.  Restrictions on Certain Actions.......................................9
         Section 6.4.  Payment of Expenses..................................................10

ARTICLE VII  Conditions Precedent to the Obligations of the Parties.........................10
         Section 7.1.  Conditions Precedent to the Obligations of Buyer.....................10
         Section 7.2.  Conditions Precedent to the Obligations of Seller....................11

ARTICLE VIII Closing of Transaction.........................................................12

         Section 8.1.  The Closing..........................................................12
         Section 8.2.  Seller's Closing Obligations.........................................12
         Section 8.3.  Buyer's Closing Obligations..........................................12
         Section 8.4.  Delivery of Files....................................................12

ARTICLE IX   Certain Accounting Adjustments.................................................13
         Section 9.1.  Adjustments..........................................................13
         Section 9.2.  Closing and Post-Closing Accounting Settlements......................13

ARTICLE X    Indemnification................................................................14
         Section 10.1. Indemnification Obligations..........................................14
         Section 10.2. Notice of Claim......................................................14

ARTICLE XI   Casualty Loss..................................................................14

ARTICLE XII  Notices........................................................................15

ARTICLE XIII Commissions....................................................................16

ARTICLE XIV  Miscellaneous Matters..........................................................16
         Section 14.1. Survival of Provisions...............................................16
         Section 14.2. Termination..........................................................16
         Section 14.3. Further Assurances...................................................16
         Section 14.4. Binding Effect; Successors and Assigns...............................17
         Section 14.5. Imbalances...........................................................17
         Section 14.6. Expenses.............................................................17
         Section 14.7. Entire Agreement - Time of the Essence...............................17
         Section 14.8. Public Statements....................................................17
         Section 14.9. Injunctive Relief....................................................17
         Section 14.10. Amendments..........................................................17
         Section 14.11. Governing Law.......................................................17
         Section 14.12. Counterparts........................................................17


                         TABLE OF EXHIBITS AND SCHEDULES

Exhibit I      Certificate of Designations of Series A Convertible Preferred
               Stock
Exhibit II     List of Wells
Exhibit III    Ryder Scott Company - Petroleum Engineers Reserve Report
Exhibit IV     Description of Leasehold, Working and Net Revenue Interests
Schedule 4.8   Commitments, etc.
Schedule 4.6   Litigation
Schedule 4.9   Production Sales Contracts

                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") dated December 28, 1999 is made by and between III Exploration Company, an Idaho corporation ("Seller"), and Petroglyph Energy, Inc., a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Seller desires to sell, assign and convey to Buyer, and Buyer desires to purchase and accept, certain oil and gas properties and related assets located in the States of Utah, Colorado and Wyoming;

         WHEREAS, Seller and Buyer deem it in their mutual best interests to execute and deliver this Agreement; and

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, Seller and Buyer do hereby agree as follows:

                                    ARTICLE I

                           DEFINITIONS AND REFERENCES

         SECTION 1.1. CERTAIN DEFINED TERMS. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this
Section 1.1 or in the section, subsections or other subdivisions referred to below:

         "Agreement" shall have the meaning assigned to such term in the Preamble.

         "Basic Documents" shall have the meaning assigned to such term in
Section 4.7.

         "Certificate of Designations" shall mean that certain Certificate of Designations of Series A Convertible Preferred Stock of Buyer as attached hereto as Exhibit I.

         "Closing" and "Closing Date" shall have the meanings assigned to such terms in Section 8.1.

         "Code" shall mean the Internal Revenue Code, of 1986, as amended from time to time, and any successor statute thereto.

         "Commission" shall mean the Securities and Exchange Commission.

         "Conveyance" shall have the meaning assigned to such term in Section 8.2(a).

         "Effective Date" shall have the meaning assigned to such term in
Section 8.2(a).

         "Oil and Gas Properties" shall have the meaning assigned to such term in Article II.

         "Properties" shall have the meaning assigned to such term in Article
II.

         "Property Exhibits" shall mean Exhibit II, Exhibit III and Exhibit IV attached, or to be attached, hereto.

         "Purchase Price" shall have the meaning assigned to such term in
Article III.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations under such Act.

         "Series A Preferred Stock" shall mean Buyer's Series A Convertible Preferred Stock, par value $.01 per share, which such stock shall be governed by the rights, terms and conditions set forth in the Certificate of Designations.

         SECTION 1.2. REFERENCES, TITLES AND CONSTRUCTION.

         (a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

         (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

         (c) The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

         (d) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

         (e) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

         (f) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

         (g) The word "or" is not intended to be exclusive and the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

         (h) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

         (i) All references herein to "$" or "dollars" shall refer to U.S. Dollars.

         (j) The Exhibits and Schedules listed on page (iii) are attached hereto or, in the case of Exhibit IV, shall be delivered no later than 10 days prior to Closing. Each such Exhibit and

Schedule is incorporated herein by reference for all purposes and references to this Agreement shall also include such Exhibit unless the context in which used shall otherwise require.

                                   ARTICLE II

                        PROPERTY TO BE SOLD AND PURCHASED

         Seller agrees to sell and Buyer agrees to purchase, for the consideration hereinafter set forth, and subject to the terms and provisions herein contained, the following described properties, rights and interests:

                  (a) The properties described in the Property Exhibits attached, or to be attached, hereto and made a part hereof for all purposes;

                  (b) Without limitation of the foregoing, all other right, title and interest (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Seller in and to the oil, gas and other minerals in and under or that may be produced from the lands and wells described in the Property Exhibits hereto (including interests in oil, gas and/or mineral leases covering such lands and wells, overriding royalties, production payments and net profits interests in such lands, such leases and wells, and fee mineral interests, fee royalty interests and other interests in such oil, gas and other minerals), whether such lands be described in a description set forth in such exhibits or be described in such exhibits by reference to another instrument (and without limitation by any depth limitations that may be set forth in such exhibits or in any such instrument so referred to for description), even though Seller's interest in such oil, gas and other minerals may be incorrectly described in, or omitted from, such exhibits;

                  (c) All rights, titles and interests of Seller in and to, or otherwise derived from, all presently existing and valid oil, gas and/or mineral unitization, pooling and/or communitization agreements, declarations and/or orders which are set forth on the Property Exhibits and in and to the properties covered and the units created thereby (including all units formed under orders, rules, regulations or other official acts of any federal, state or other authority having jurisdiction, voluntary unitization agreements, designations and/or declarations) relating to the properties described in paragraphs (a) and (b) above;

                  (d) All rights, titles and interests of Seller in and to all presently existing and valid production sales (and sales related) contracts, operating agreements and other agreements and contracts which are set forth on the Property Exhibits and which relate to any of the properties described in paragraphs (a), (b) and (c) above, or which relate to the exploration, development, operation or maintenance thereof or the treatment, storage, transportation or marketing of production therefrom (or allocated thereto);

                  (e) All rights, titles and interests of Seller in and to all materials, supplies, machinery, equipment, improvements and other personal property and fixtures (including but not by way of limitation, all wells, wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems and other equipment), and all easements, rights-of-way, surface leases and other surface rights, all permits and licenses and all other appurtenances being used or held for use in connection with, or otherwise related to, the exploration, development, operation or maintenance of any of the properties described in paragraphs (a), (b) and (c) above, or the treatment, storage, transportation or marketing of production therefrom (or allocated thereto); and

                  (f) All of Seller's lease files, abstracts and title opinions, production records, well files, accounting records (but not including general financial accounting records), seismic records and surveys, gravity maps, electric logs, geological or geophysical data and records, and other files, documents and records of every kind and description which relate to the properties described above.

The properties and interests specified in the foregoing paragraphs (a), (b) and
(c) are herein sometimes collectively called the "Oil and Gas Properties," and the properties and interests specified in the foregoing paragraphs (a), (b),
(c), (d), (e) and (f) are herein sometimes collectively called the "Properties".

                                   ARTICLE III

                                 PURCHASE PRICE

         In consideration of the sale of the Properties by Seller to Buyer, Buyer shall issue and deliver to Seller at Closing shares of Series A Preferred Stock having an aggregate Preference Amount (as defined in the Certificate of Designations) equal to $2,500,000 (the "Purchase Price").

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents to Buyer, as of the date of this Agreement and as of the date of the Closing, that:

         SECTION 4.1. ORGANIZATION AND EXISTENCE. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho. The Seller is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be duly qualified is not and would not be, either individually or in the aggregate, reasonably expected to have a material adverse effect on the Seller.

         SECTION 4.2. POWER AND AUTHORITY. Seller has the corporate power and authority to execute, deliver and perform this Agreement and each other agreement, instrument or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and each other agreement, instrument or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Seller.

         SECTION 4.3. VALID AND BINDING AGREEMENT. This Agreement has been duly executed and delivered by Seller and constitutes, and each other agreement, instrument or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         SECTION 4.4. NON-CONTRAVENTION. Other than requirements (if any) that there be obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for approvals required to be obtained from governmental entities who are lessors under leases forming a part of the Oil and Gas Properties (or who administer such leases on behalf of such lessors) which are customarily obtained post-closing and which Seller has no reason to believe cannot be obtained, neither the execution, delivery and performance by Seller of this Agreement and each other agreement, instrument or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party nor the consummation by it of the transactions contemplated hereby and thereby do and will (a) conflict with or result in a violation of any provision of the charter, bylaws or other governing instruments of Seller, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage or indenture, or any material lease, contract, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of its properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon the properties of Seller, or (d) violate any applicable law, rule or regulation binding upon Seller or the Properties.

         SECTION 4.5. APPROVALS. Other than requirements (if any) that there be obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for approvals required to be obtained from governmental entities who are lessors under leases forming a part of the Oil and Gas Properties (or who administer such leases on behalf of such lessors) which are customarily obtained post-closing and which Seller has no reason to believe cannot be obtained, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Seller in connection with the execution, delivery or performance by Seller of this Agreement, each other agreement, instrument or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

         SECTION 4.6. PENDING LITIGATION. Except as set forth on Schedule 4.6, there are no pending suits, actions or other proceedings in which Seller is a party which relate to the Properties (including any actions challenging or pertaining to Seller's title to any of the Properties), or affecting the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 4.7. BASIC DOCUMENTS. The oil, gas and/or mineral leases, and related joint venture agreements and operating agreements, Seller's interests in which comprise parts of the Oil and Gas Properties, and all other material contracts and agreements, licenses, permits and easements, rights-of-way and other rights-of-surface use comprising any part of or otherwise relating to the Properties (such leases and such material contracts, agreements, licenses, permits, easements, rights-of-way and other rights-of-surface use being herein called the "Basic Documents"), are in full force and effect and constitute valid and binding obligations of the parties thereto. All contracts and agreements which are Basic Documents are disclosed on the Property Exhibits in connection with the descriptions of the Oil and Gas Properties to which they relate. To Seller's knowledge, Seller is not in breach or default (and no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under the Basic Documents, and (to the best of Seller's knowledge) no breach or default by any third party (or situation which with the passage of time or giving of notice would create a breach or default) exists, to the extent such breach or default (whether by Seller or such a third party) could reasonably be expected to materially adversely affect the ownership, operation, value or use of any Oil and Gas Property after the Effective Date. To Seller's knowledge, all payments (including all delay rentals, royalties, shut-in royalties and valid calls for payment or prepayment under operating agreements) owing under Basic Documents have been and are being made (timely, and before the same became delinquent) by Seller in all material respects (and, where the non-payment of same by a third party could materially adversely affect the ownership, operation, value or use of an Oil and Gas Property after the Effective Date, have been and are being made, to Seller's knowledge, by such third parties). For the purposes of the representations contained in this Section (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of rights of Seller under a Basic Document, shall be considered material.

         SECTION 4.8. COMMITMENTS, ABANDONMENTS OR PROPOSALS. Except as set forth on Schedule 4.8, (a) Seller has incurred no expenses, and has made no commitments to make expenditures (including Seller has not entered into any agreements that would obligate Buyer to make expenditures), in connection with (and no other obligations or liabilities have been incurred which would adversely affect) the ownership or operation of the Properties after the Effective Date, other than routine expenses incurred in the normal operation of existing wells on the Oil and Gas Properties.

         SECTION 4.9. PRODUCTION SALES CONTRACTS. There exist no agreements or arrangements for the sale of production from the Oil and Gas Properties (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than (a) production sales contracts (in this Section, the "Scheduled Production Sales Contracts") disclosed in
Schedule 4.9 or (b) agreements or arrangements which are cancelable on 90 days notice or less without penalty or detriment. Seller is presently receiving a price for all production from (or attributable to) each Oil and Gas Property covered by a Scheduled Production Sales Contract as computed in accordance with the terms of such contract, and is not having deliveries of gas from any Oil and Gas Property subject to a Scheduled Production Sale Contract curtailed substantially below such property's delivery capacity.

         SECTION 4.10. AREA OF MUTUAL INTEREST AND OTHER AGREEMENTS; TAX PARTNERSHIPS. No Oil and Gas Property is subject to (or has related to it) any area of mutual interest agreements. No Oil and Gas Property is subject to (or has related to it) any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Date. No Oil and Gas Property is subject to (or has related to it) any tax partnership.

         SECTION 4.11. PAYMENT OF EXPENSES. All expenses (including all bills for labor, materials and supplies used or furnished for use in connection with the Properties, and all severance, production, ad valorem, windfall profit and other similar taxes) relating to the ownership or operation of the Properties, have been, and are being, paid (timely, and before the same become delinquent) by Seller, except such expenses and taxes as are disputed in good faith by Seller and for which an adequate accounting reserve has been established by Seller.

         SECTION 4.12. INVESTMENT INTENT. Seller is acquiring the shares of Series A Preferred Stock for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, or of any securities into which the Series A Preferred is convertible, except in an offering covered by a registration statement filed with the Commission under the Securities Act or pursuant to an applicable exemption under the Securities Act.

         SECTION 4.13. INVESTOR SOPHISTICATION. Seller acknowledges that the shares of Series A Preferred Stock to be received by Seller as consideration under this Agreement have not been registered under the Securities Act or any state securities laws and are being issued in reliance upon one or more exemptions contained in such acts (including the exemption afforded by Section 4(2) of the Securities Act) and that the Buyer's reliance upon such exemptions is based in part upon the representations and agreements made by Seller herein. Seller acknowledges that it has received or has been given access to all information that it considers necessary or advisable to it to make a decision concerning the purchase of the Series A Preferred Stock. Seller represents and warrants that it has such knowledge and experience in financial and business matters, that it is capable of evaluating the merits and risks of investing in the Series A Preferred Stock and is able to bear the economic risk of investing in such securities. Seller represents and warrants that it is an "Accredited Investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents to Seller and Intermountain, as of the date of this Agreement and as of the date of the Closing, that:

         SECTION 5.1. ORGANIZATION AND EXISTENCE. Buyer is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be duly qualified is not and would not be, either individually or in the aggregate, reasonably expected to have a material adverse effect on Buyer.

         SECTION 5.2. POWER AND AUTHORITY. Buyer has full corporate power and authority to execute, deliver and perform this Agreement and each other agreement, instrument or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each other agreement, instrument or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Buyer.

         SECTION 5.3. VALID AND BINDING AGREEMENT. This Agreement has been duly executed and delivered by Buyer and constitutes, and each other agreement, instrument or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         SECTION 5.4. NON-CONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement and each other agreement, instrument or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of the charter, bylaws or other governing instruments of Buyer, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties may be bound,
(c) result in the creation or imposition of any lien or other encumbrance upon the properties of Buyer, or (d) violate any applicable law, rule or regulation binding upon Buyer.

         SECTION 5.5. APPROVALS. Except for stockholder approval as contemplated by Section 7.1(h), no consent, approval, order or authorization of, or declaration, filing or registration with, any court or governmental agency or of any third party is required to be obtained or made by Buyer in connection with the execution, delivery or performance by Buyer of this Agreement and each other agreement, instrument or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

         SECTION 5.6. PENDING LITIGATION. There are no pending suits, actions or other proceedings in which Buyer is a party which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 5.7.  CAPITALIZATION OF THE COMPANY.

         (a) The authorized capital stock of Buyer consists of (i) 25 million shares of Common Stock, par value $.01 per share (the "Common Stock"), and (ii) five million shares of preferred stock, par value $.01 per share. As of December 27, 1999, there were issued and outstanding 5,458,333 shares of Common Stock and no shares of preferred stock. All outstanding shares of capital stock of Buyer have been validly issued and are fully paid and nonassessable, and no shares of capital stock of Buyer are subject to, nor have any been issued in violation of, preemptive or similar rights. All issuances, sales and repurchases by Buyer of shares of its capital stock have been effected in compliance with all applicable laws, including without limitation applicable federal and state securities laws. The Series A Preferred Stock will be, when and if issued, validly authorized and issued, fully paid and nonassessable, and free of all encumbrances and restrictions, except restrictions on transfer imposed by applicable securities laws, or as created by Seller. The relative rights, preferences, restrictions and other provisions relating to the Series A Preferred Stock are as


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



set forth in Certificate of Designations. Buyer has authorized and reserved for issuance upon conversion or redemption of the Series A Preferred Stock, shares of Common Stock of Buyer sufficient to effect such conversion or redemption, as the case may be. The shares of Common Stock to be issued upon conversion or redemption, as the case may be, of the Series A Preferred Stock will be, when and if issued, validly authorized and issued, fully paid and nonassessable, and free of all encumbrances and restrictions, except restrictions on transfer imposed by applicable securities laws, or as created by the holder of such shares.

                                   ARTICLE VI

                   CERTAIN COVENANTS OF SELLER PENDING CLOSING

From the date hereof until Closing,

         SECTION 6.1. ACCESS TO FILES. Seller will give, or cause to be given, to Buyer, and its employees, attorneys, accountants and other representatives, access at all reasonable times to the Properties and to any contract files, lease or other title files, production files, well files and other files of Seller pertaining to the ownership and/or operation of the Properties or otherwise necessary to prepare, review and verify the information to be included in Exhibit IV, and Seller will use its best efforts to arrange for Buyer, and its employees, attorneys, accountants and other representatives, to have access to any such files in the office of Seller or Seller's representative. Seller shall not be obligated to provide Buyer with access to any records or data which Seller cannot provide to Buyer without, in its reasonable opinion, breaching confidentiality agreements with other parties. If Seller fails to provide any records or data because of any such confidentiality agreements, Seller shall identify, in writing, the information not provided to the extent it may do so without violating such agreement and identify the person or persons whose consent is necessary in order for Seller to disclose such records and data. All information obtained by Buyer shall be maintained in strict confidence, for use solely in connection with its evaluation of the Properties, and shall not be disclosed to any other party without Seller's prior written consent.

         SECTION 6.2. CONDUCT OF OPERATIONS. Seller will (a) act in conformity with all oil, gas and/or mineral leases, and in conformity (in all material respects) with all Basic Documents other than such leases, and (b) fulfill all obligations (including without limitation all obligations to make payments under leases or other Basic Documents) under such leases, and (in all material respects) under such other Basic Documents and (in all material respects) under such laws, rules, regulations and orders (without limitation of the foregoing, the failure to perform an obligation, when such failure could result in forfeiture or termination of rights of Seller under a Basic Document, shall be considered material).

         SECTION 6.3. RESTRICTIONS ON CERTAIN ACTIONS. Except as contemplated by
Section 4.8, Seller will not, without Buyer's prior consent:

         (a) expend any funds, or make any commitments to expend funds (including entering into new agreements which would obligate Seller to expend funds), or otherwise incur any other obligations or liabilities, in connection with the ownership or operation of the Properties after the Effective Date, other than routine expenses incurred in the normal operation of the existing wells on the Oil and Gas Properties, except in the event of an emergency requiring immediate action to protect life or preserve the Properties;

         (b) except where necessary to prevent the termination of an oil and gas lease or other material agreement governing Seller's interest in the Properties, propose the drilling of any additional wells, or propose the deepening, plugging back or reworking of any existing wells, or propose the conducting of any other operations which require consent under the applicable operating agreement, or propose the conducting of any other operations other than the normal operation of the existing wells on the Oil and Gas Properties, or propose the abandonment of any wells on the Oil and Gas Properties (and Seller agrees that it will advise Buyer of any such proposals made by third parties and will respond to each such proposal made by a third party in the manner requested by Buyer);

         (c) sell, transfer or abandon any portion of the Properties other than oil, gas and other minerals in the ordinary course of business and items of materials, supplies, machinery, equipment, improvements or other personal property or fixtures forming a part of the Properties (and then only if the same is replaced with an item of substantially equal suitability, free of liens and security interests, which replacement item will then, for the purposes of this Agreement, become part of the Properties); or

         (d) release (or permit to terminate), or modify or reduce its rights under, any oil, gas and/or mineral lease forming a part of the Oil and Gas Properties, or any other Basic Document, or enter into any new agreements which would be Basic Documents, or modify any existing production sales contracts or enter into any new production sales contracts, except contracts terminable by Seller with notice of sixty (60) days or less.

         SECTION 6.4. PAYMENT OF EXPENSES. Seller will cause all expenses (including all bills for labor, materials and supplies used or furnished for use in connection with the Property and all severance, production, windfall profit and similar taxes) relating to the ownership or operation of the Properties prior to the date of Closing to be promptly paid and discharged, except for expenses disputed in good faith.

                                   ARTICLE VII

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

         SECTION 7.1. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement are subject to each of the following conditions being met:

         (a) Each and every representation of Seller under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all respects except as to changes specifically contemplated by this Agreement or consented to by Buyer.

         (b) Seller shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Buyer) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

         (c) Seller shall have delivered a certificate executed by the president of Seller dated the Closing Date, representing and certifying in such detail as Buyer may reasonably request that the conditions set forth in subsections (a) and (b) above have been fulfilled.

         (d) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

         (e) Seller shall have delivered Exhibit IV to Buyer.

         (f) Buyer shall have received Exhibit IV and completed its due diligence concerning the Properties and the results of such due diligence shall be satisfactory to Buyer in its sole opinion.

         (g) The transactions contemplated by this Agreement shall have been approved by the Board of Directors of Buyer.

         (h) The issuance of the Series A Preferred Stock pursuant to this Agreement shall have been approved by the vote of not less than a majority of the Common Stock of Buyer, as represented in person or by proxy at a special meeting of Buyer called for such purpose.

         (i) Without limiting the foregoing, Buyer shall have received any other approvals of its Board of Directors or stockholders of the transactions contemplated hereby as may be required under Delaware General Corporation Law or the rules and regulations of The Nasdaq Stock Market.

         (j) The transaction shall have an effective date of November 1, 1999.

If any such condition on the obligations of Buyer under this Agreement is not met as of the Closing Date, or in the event the Closing does not occur on or before April 30, 2000, and (in either case) Buyer is not in breach of its obligations hereunder, this Agreement may, at the option of Buyer, be terminated, in which case the parties shall have no further obligations to one another hereunder (other than the obligations under Article XIII and Section 14.6, which will survive such termination).

         SECTION 7.2. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement are subject to each of the following conditions being met:

         (a) Each and every representation of Buyer under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all respects except as to changes specifically contemplated by this Agreement or consented to by Seller.

         (b) Buyer shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Seller) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

         (c) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

         (d) The transactions contemplated by this Agreement shall have been approved by the Board of Directors of Seller.

If any such condition on the obligations of Seller under this Agreement is not met as of the Closing Date, or in the event the Closing does not occur on or before April 30, 2000, and (in either case) Seller is not in breach of its obligations hereunder in the absence of Buyer also being in breach of its obligations hereunder, this Agreement may, at the option of Seller, be terminated, in which case the parties shall have no further obligations to one another hereunder (other than the obligations under Article XIII and Section 14.6, which will survive such termination).

                                  ARTICLE VIII

                             CLOSING OF TRANSACTION

         SECTION 8.1. THE CLOSING. The closing (herein called the "Closing") of the transaction contemplated hereby shall take place within five business days following the satisfaction of the condition precedent set forth in Section 7.1(h) above or such other date and time as the Buyer and Seller may mutually agree upon (such date and time being herein called the "Closing Date").

         SECTION 8.2. SELLER'S CLOSING OBLIGATIONS. At the Closing, Seller shall:

                  (a) execute, acknowledge and deliver to Buyer a conveyance of the Properties (the "Conveyance"), in the form attached hereto as
         Exhibit 8.2(a), effective as to runs of oil and deliveries of gas as of 9:00 o'clock a.m., Central Standard Time on November 1, 1999 (the "Effective Date");

                  (b) deliver a copy of the resolutions adopted by the board of directors of Seller authorizing Seller to execute and deliver this Agreement and all related documents and instruments and to perform its obligations hereunder and thereunder, which copy shall be certified by the secretary or assistant secretary of Seller;

                  (c) to the extent requested by Buyer, execute and deliver to Buyer (i) letters in lieu of transfer orders (or similar documentation), in form acceptable to both parties, and, (ii) an affidavit or other certification (as permitted by such code) that Seller is not a "foreign person" within the meaning of Section 1445 (or similar provisions) of the Internal Revenue Code of 1986 as amended (i.e., Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in such code and regulations promulgated thereunder).

         SECTION 8.3. BUYER'S CLOSING OBLIGATIONS. At the Closing, Buyer shall:

                  (a) execute, acknowledge and deliver to Buyer a counterpart of the Conveyance; and

                  (b) deliver to the Seller a certificate or certificates representing fully, paid and non-assessable shares of the Series A Preferred Stock in an aggregate Preference Amount equal to the Purchase Price.

         SECTION 8.4. DELIVERY OF FILES. No later than five business days after the Closing, Seller shall deliver or cause to be delivered to Buyer such of Seller's contract files, lease and other title files, production files, well files and other files and operating financial statements pertaining to the ownership and/or operation of the Properties as Buyer may request.

                                   ARTICLE IX

                         CERTAIN ACCOUNTING ADJUSTMENTS.

         SECTION 9.1. ADJUSTMENTS. Appropriate adjustments shall be made between Buyer and Seller so that (a) all expenses (including all drilling costs, all capital expenditures, and all overhead charges under applicable operating agreements, and all other overhead charges actually charged by third parties) which are incurred in the operation of the Properties after the Effective Date will be borne by Buyer, and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals produced from the Oil and Gas Properties after the Effective Date will be received by Buyer, and (b) all expenses which are incurred in the operation of the Properties before the Effective Date will be borne by Seller and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals produced therefrom before the Effective Date will be received by Seller. It is agreed that, in making such adjustments:
(i) oil which was produced from the Oil and Gas Properties and which was, on the Effective Date, stored in tanks located on the Oil and Gas Properties (or located elsewhere but used to store oil produced from the Oil and Gas Properties prior to delivery to oil purchasers) and above pipeline connections shall be deemed to have been produced before the Effective Date (it is recognized that such tanks were not gauged on the Effective Date for the purposes of this Agreement and that determination of the volume of such oil in storage will be based on the best available data, which may include estimates), and (ii) ad valorem taxes assessed with respect to a period which the Effective Date splits shall be prorated based on the number of days in such period which fall on each side of the Effective Date (with the day on which the Effective Date falls being counted in the period after the Effective Date), and (iii) no consideration shall be given to the local, state or federal income tax liabilities of any party.

         SECTION 9.2. CLOSING AND POST-CLOSING ACCOUNTING SETTLEMENTS.

         (a) At or before Closing, the parties shall determine, based upon the best information reasonably available to them, the amount of the adjustments provided for in Section 9.1. If the amount of adjustments so determined which would result in a credit to Buyer exceed the amount of adjustments so determined which would result in a credit to Seller, Buyer shall receive a credit, for the amount of such excess, to be paid to Buyer in cash at Closing, and, if the converse is true, Buyer shall pay at Closing to Seller, through the issuance of Series A Preferred Stock in addition to amounts otherwise then owed (valued at the Preference Amount), the amount of such excess.

         (b) On or before 90 days after Closing, Buyer and Seller shall review any additional information which may then be available pertaining to the adjustments provided for in Section 9.1, shall determine if any additional adjustments (whether the same be made to account for expenses or revenues not considered in making the adjustments made at Closing, or to correct errors made in such adjustments) should be made beyond those made at Closing, and shall make any such adjustments by appropriate payments from Seller to Buyer or from Buyer to Seller. Following such additional adjustments, no further adjustments shall be made under this Article IX.

                                    ARTICLE X

                                 INDEMNIFICATION

         SECTION 10.1.     INDEMNIFICATION OBLIGATIONS.

         (a) Seller shall, on the date of Closing, agree (and, upon delivery to Buyer of the Conveyance, shall be deemed to have agreed), subject to the limitations and procedures contained in this Article X and in Section 14.1, following the Closing, to indemnify and hold Buyer harmless from and against any and all claims, obligations, actions, liabilities, damages or expenses (collectively, "Buyer's Losses") (a) resulting from any misrepresentation or breach of any warranty, covenant or agreement of Seller contained in this Agreement or any certificate delivered by Seller at the Closing, or (b) arising out of or relating to the ownership or operation of the Properties prior to the Closing Date.

         (b) Buyer shall, on the date of Closing, agree (and, upon delivery to Buyer of the Conveyance, shall be deemed to have agreed), subject to the limitations and procedures contained in this Article X and in Section 14.1, following the Closing, to indemnify and hold Seller harmless from and against any and all claims, obligations, actions, liabilities, damages, costs or expenses, (collectively, "Seller's Losses") (a) resulting from any misrepresentation or breach of any warranty, covenant or agreement of Buyer contained in this Agreement or any certificate delivered by Buyer at the Closing, or (b) arising out of or relating to the ownership or operation of the Properties after the Closing Date.

         (c) Nothing in subsections (a) and (b) above shall be construed as overriding the adjustment procedure provided for in Article IX.

         Section 10.2. Notice of Claim. If indemnification pursuant to Section 10.1(a) or 10.1(b) is sought, the party seeking indemnification (the "Indemnitee") shall give written notice to the indemnifying party of an event giving rise to the obligation to indemnify, describing in reasonable detail the factual basis for such claim, and shall allow the indemnifying party to assume and conduct the defense of the claim or action with counsel reasonably satisfactory to the Indemnitee, and cooperate with the indemnifying party in the defense thereof; provided, however, that the omission to give such notice to the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the Indemnitee, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. The Indemnitee shall have the right to employ separate counsel to represent the Indemnitee if the Indemnitee is advised by counsel that an actual conflict of interest makes it advisable for the Indemnitee to be represented by separate counsel and the reasonable expenses and fees of such separate counsel shall be paid by the indemnifying party.

                                   ARTICLE XI

                                  CASUALTY LOSS

         In the event of damage by fire or other casualty to the Properties after the Effective Date and prior to the Closing, then this Agreement shall remain in full force and effect, and (unless Buyer and Seller shall otherwise agree) in such event:

         (a) as to each such Property so damaged which is an Oil and Gas Property, then, at Buyer's election, either (i) Buyer and Seller shall, with respect to each such Oil and Gas Property so damaged, attempt to agree upon an appropriate adjustment to the Purchase Price to account for such damage, or (ii) the Purchase Price will not be adjusted, and if Seller should be entitled to make any claims under any insurance policy with respect to such damage, Seller shall, at Buyer's election, either collect (and when collected pay over to Buyer), or assign to Buyer, such claims, and

         (b) as to each such Property which is other than an Oil and Gas Property, Seller shall, at Buyer's election, either collect (and when collected pay over to Buyer), or assign to Buyer, any and all insurance claims relating to such loss, and Buyer shall take title to the Property affected by such loss without reduction of the Purchase Price.

                                   ARTICLE XII

                                     NOTICES

         All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service (which provides a receipt), by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

         If to Seller:
                                    III Exploration Company
                                    555 S. Cole Road
                                    Boise, ID 83707
                                    Attention: Mr. William C. Glynn
                                    Fax No.: 208-377-6097

         With a copy to:            Moffatt, Thomas, Barrett, Rock & Fields
                                    101 S. Capitol Blvd., 10th Floor
                                    P.O. Box 829
                                    Boise, Idaho 83701-0829
                                    Attention: Mr. Michael E. Thomas
                                    Fax No.: 208-385-5384

         If to Buyer:               Petroglyph Energy, Inc.
                                    1302 North Grand
                                    Hutchinson, Kansas 67501
                                    Attention: Mr. Robert C. Murdock
                                    Fax No.: 316-665-0687

         With a copy to:            Thompson & Knight L.L.P.
                                    1700 Pacific Avenue, Suite 3300
                                    Dallas, TX 75201
                                    Attention: Mr. Craig N. Adams
                                    Fax No.:  214-969-1751

and shall be considered delivered on the date of receipt. Either Buyer or Seller may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other party, in the manner provided in this Article, at least ten (10) days prior to the effective date of such change of address.

                                  ARTICLE XIII

                                   COMMISSIONS

         (a) Seller agrees to indemnify and hold harmless Buyer from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Seller with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

         (b) Buyer agrees to indemnify and hold harmless Seller from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Buyer with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

                                   ARTICLE XIV

                              MISCELLANEOUS MATTERS

         SECTION 14.1. SURVIVAL OF PROVISIONS. All representations and warranties of Seller or Buyer contained in this Agreement, any Schedule or in any certificate delivered at the Closing shall survive the Closing for a period of two years (the "Indemnification Period"). Any claim for indemnification for a breach of representation or warranty of either party must be made prior to the expiration of the Indemnification Period. Notwithstanding the foregoing, the obligation of each party hereto to indemnify any other party hereto shall continue after the expiration of the Indemnification Period with respect to any matter of which the party seeking indemnity hereunder shall have given the other party written notice as provided herein prior to the expiration of the Indemnification Period.

         SECTION 14.2. TERMINATION. This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to the Closing (i) by mutual written agreement of the parties, (ii) by Buyer or Seller upon written notice to the other if the Closing shall not have taken place by April 30, 2000, (iii) by Buyer at its sole option in the event of a material casualty loss with respect to the Properties as described in Article XI as to which Buyer and Seller are unable to agree to a satisfactory resolution as described in such article, or (iv) by either Buyer or Seller if (A) any domestic or international event or act or occurrence has materially disrupted the public financial markets in the United States; or (B) a banking moratorium has been declared by a state or federal authority; or (C) a moratorium in foreign exchange trading by major international banks or persons has been declared. Except for any breach occurring prior to termination, upon the termination of this Agreement pursuant to this section, this Agreement shall become null and void and none of the parties hereto or any of their respective shareholders, directors, officers, employees, agents, attorneys or consultants shall have any liability or obligation hereunder or with respect hereto.

         SECTION 14.3. FURTHER ASSURANCES. After the Closing, Seller shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices, division orders, transfer orders and other documents, and do such other and further acts and things, as may be reasonably necessary to more fully and effectively grant, convey and assign the Properties to Buyer.

         SECTION 14.4. BINDING EFFECT; SUCCESSORS AND ASSIGNS. The Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. Neither party shall have the right to assign its rights under this Agreement, without the prior written consent of the other party first having been obtained.

         SECTION 14.5. IMBALANCES. On the date of Closing (and, upon the delivery to Buyer of the Conveyances), Buyer shall succeed to the position of Seller with respect to all gas imbalances. As a result of such succession Buyer shall (i) be entitled to receive any and all benefits, including payments of proceeds of production in excess of amounts which it would otherwise be entitled to produce and receive by virtue of ownership of the Oil and Gas Properties, which Seller would have been entitled to receive by virtue of such positions and
(ii) shall be obligated to suffer any detriments (whether the same be in the form of obligations to deliver production which would have otherwise been attributable to its ownership of the Oil and Gas Properties without receiving full payment therefor, or be in the form of the obligation to make payment in cash) which Seller would have been obligated to suffer by virtue of such positions.

         SECTION 14.6. EXPENSES. Each party shall bear and pay all expenses incurred by it in connection with the transaction contemplated by this Agreement.

         SECTION 14.7. ENTIRE AGREEMENT - TIME OF THE ESSENCE. This Agreement contains the entire understanding of the parties hereto with respect to subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter. Time is of the essence in this Agreement.

         SECTION 14.8. PUBLIC STATEMENTS. Seller and Buyer shall consult with each other with regard to all publicity and other releases at or prior to Closing concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither party shall issue any publicity or other release without the prior consent of the other party.

         SECTION 14.9. INJUNCTIVE RELIEF. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

         SECTION 14.10. AMENDMENTS. This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, supplement, restatement or discharge (or waiver) is sought.

         SECTION 14.11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

         SECTION 14.12. COUNTERPARTS. This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Buyer and Seller to sign the same counterpart.

         IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

                                 SELLER:

                                 III EXPLORATION COMPANY


                                 By:     /s/ William C. Glynn
                                         -------------------------------------
                                 Name:   William C. Glynn
                                 Title:  President

                                 BUYER:

                                 PETROGLYPH ENERGY, INC.



                                 By:     /s/ Robert C. Murdock
                                         -------------------------------------
                                 Name:   Robert C. Murdock
                                 Title:  President and Chief Executive Officer